Exhibit 10.58

AMENDED FORM OF STOCK-SETTLED STOCK APPRECIATION RIGHT AGREEMENT

PERRY ELLIS INTERNATIONAL, INC.

STOCK-SETTLED STOCK APPRECIATION RIGHT AGREEMENT

FOR

[GRANTEE]

Agreement

1. Grant of Stock Appreciation Right. Perry Ellis International, Inc. (the “Company”) hereby grants to [grantee] (the “Grantee”) as of [date], (“Date of Grant”) pursuant to the Company’s Second Amended and Restated 2005 Long-Term Incentive Compensation Plan (the “Plan”), as amended and restated, and which is incorporated herein for all purposes, a stock-settled stock appreciation right (the “SSAR”) on [number] shares of the Company’s Common Stock, $0.01 par value per share (the “Shares”). The exercise price of the SSAR is $[            ] (the “Exercise Price”). The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations. The SSAR shall be subject to the terms and conditions set forth herein.

2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3. Compensation under the SSAR. Upon the exercise of the SSAR, in whole or in part, in accordance with Section 5 below, the Grantee shall receive as compensation a number of Shares equal to (A x (B – C)) / B, where:

A    =    the number of Shares underlying the SSAR being exercised;

B    =    the fair market value of a Share on the date of such exercise; and

C    =    the Exercise Price.

Fractional Shares shall be fully disregarded.

4. Exercise Schedule. Except as otherwise provided in Sections 6 or 9 of this Agreement, or in the Plan, the SSAR is exercisable in installments as provided below, which shall be cumulative. To the extent that the SSAR has become exercisable with respect to a percentage of Shares as provided below, the SSAR may thereafter be exercised by the Grantee, in whole or in part, at any time or from time to time prior to the expiration of the SSAR as provided herein. Provided that the Continuous Service of the Grantee continues through and on the applicable vesting date, the Grantee shall be entitled to exercise the SSAR with respect to the percentage of Shares granted as indicated beside the date in the following table (the “Vesting Date”):

Number/Percentage of Shares Subject to the SSAR	Vesting Date

[number/percentage]	[date]

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Grantee’s Continuous Service with the Company and its Related Entities, any unvested portion of the SSAR shall terminate and be null and void. The Committee, in its sole and absolute discretion, may accelerate all or any portion of the vesting of the SSAR at any time.

5. Method of Exercise. The vested portion of the SSAR shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 4 hereof by written notice which shall state the election to exercise the SSAR, the number of Shares in respect of which the SSAR is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Grantee (or in the event of the Grantee’s legal incapacity or incompetency, the Optionee’s guardian or legal representative and in the case of Grantee’s death, the Grantee’s estate) and shall be delivered in person or by certified mail to the Secretary of the Company. The SSAR shall be deemed to be exercised after both (a) receipt by the Company of such written notice and (b) arrangements that are satisfactory to the Committee, in its sole discretion, have been made for Grantee’s applicable minimum statutory withholding rates required by the relevant tax authority or authorities. No Shares shall be issued pursuant to the SSAR unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

6. Termination of the SSAR. Any unexercised vested portion of the SSAR shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(a) unless the Committee otherwise determines in writing in its sole discretion, [                    ] months after the date on which the Grantee’s Continuous Service with the Company and its Related Entities is terminated for any reason other than by reason of (i) termination of the Grantee’s Continuous Service by the Company or a Related Entity for Cause, (ii) a Disability of the Grantee as determined by a medical doctor satisfactory to the Committee, or (iii) the Grantee’s death;

(b) immediately upon the termination of the Grantee’s Continuous Service with the Company and its Related Entities for Cause;

(c) [                    ] months after the date on which the Grantee’s Continuous Service with the Company and its Related Entities is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(d) [                    ] months after the date of termination of the Grantee’s Continuous Service with the Company and its Related Entities by reason of the death of the Grantee (or, if later, three months after the date on which the Grantee shall die if such death shall occur during the one year period specified in paragraph (c) of this Section 6); or

(e) the seventh anniversary of the date as of which the SSAR is granted.

7. Transferability. Unless otherwise determined by the Committee, the SSAR granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Grantee the SSAR shall be exercisable only by the Grantee, or the Grantee’s guardian or legal representative. In addition, the SSAR shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the SSAR shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the SSAR, or in the event of any levy upon the SSAR by reason of any execution, attachment or similar process contrary to the provisions hereof, the SSAR shall immediately become null and void. The terms of the SSAR shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

8. No Rights of Stockholders. Neither the Grantee nor other person authorized under Section 4 herein to exercise the SSAR shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock issuable upon the exercise of the SSAR, in whole or in part, unless and until the Grantee (or other person authorized under Section 4 herein to exercise the SSAR) has been entered as the stockholder of record on the books of the Company.

9. Acceleration of Exercisability of SSAR. [The exercisability of this SSAR may be accelerated only at such time, and only to the extent, as may be determined by the Committee in writing.]

(a) [This SSAR shall become immediately fully exercisable in the event that, prior to the termination of the SSAR pursuant to Section 6 hereof, and during the Grantee’s Continuous Service, there is a “Change in Control”, as defined in Section 9(b) of the Plan.] [In the event that prior to the termination of this SSAR pursuant to Section 6 hereof and within [time period] following a “Change in Control, as defined in Section 9(b) of the Plan, the Grantee’s employment is terminated by the Company without Cause or is terminated by the Grantee with Good Reason, this SSAR shall become immediately fully exercisable.]

[(b) Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes for the SSAR, the vesting of the SSAR shall not be accelerated as described in Section 9(a). For the purposes of this paragraph, the SSAR shall be considered assumed or substituted for if, following the Change in Control, the SSAR or substituted SSAR confers an economically equivalent stock appreciation right with respect to each Share subject to the SSAR immediately prior to the Change in Control; provided, however, that if the consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company, or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of the SSAR will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.]

10. No Right to Continued Employment. Neither the SSAR nor this Agreement shall confer upon the Grantee any right to continued employment or service with the Company.

11. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

12. Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Grantee accepts the SSAR subject to all of the terms and provisions of the Plan and this Agreement. The undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

13. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s General Counsel at Perry Ellis International, Inc., 3000 N.W. 107 Avenue, Miami, FL 33172, or if the Company should move its principal office, to such principal office, and, in the case of the Grantee, to the Grantee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

14. Binding Effect. Subject to all restrictions provided for in this Agreement and by applicable law relating to assignment and transfer of this Agreement and the Option provided for herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

15. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

16. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements written or oral, of the parties hereto with respect to the subject matter hereof. There is no representation or statement made by any party on which another party has relied which is not included in this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement and all options granted hereunder shall be subject to the terms of any written employment agreement, if any, between the Optional and the Company.

17. Internal Revenue Code Section 409A. The SSAR granted hereunder is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations and other official guidance promulgated thereunder.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

PERRY ELLIS INTERNATIONAL, INC.

By:

Title:

Signature:

Date Signed:

The Grantee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and the SSAR Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts the SSAR subject to all of the terms and provisions of the Plan and the SSAR Agreement. The Grantee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing the SSAR Agreement.

GRANTEE

Signature:

Name:

Date Signed:

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